EXHIBIT 3.10

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                  OF AVE, INC.

         AVE, INC., a corporation incorporated as De Luxe Onyx Company by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Nevada on January 23, 1987, which Certificate of Incorporation was amended on January 23, 1987 to, among other things, change the name of the corporation to Walsh Communications Group, Inc., and which was further amended on May 7, 1990, to change the name of the corporation to AVE, Inc., now desiring to integrate into a single instrument all the provisions of its Certificate of Incorporation now in effect and operative, and desiring further to amend said Certificate of Incorporation, certifies as follows:

                                     I. NAME

         The name of the Corporation is AVE, Inc.

                        II. AMENDED AND RESTATED ARTICLES

         The text of the Amended and Restate Articles of Incorporation are set forth in Exhibit A, attached hereto and incorporated herein by this reference.

                                 III. AMENDMENTS

         The amendments contained in the Amended and Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation on June 20, 1999 in accordance with Section 78.207 of the Nevada General Corporation Law. On that date, the following proposal was discussed and approved:

                  Increasing  the  amount  of  authorized   common  shares  from
                  15,000,000 shares of common stock, $.001 par value, to 30,000,000 shares of common stock, $.001 par value.

         The amendment is restated in Exhibit A with no change and only for purposes of clarity.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to the Articles of Incorporation of AVE, Inc. to be executed by its duly authorized officer as of the date first above written.

                                      AVE, INCORPORATED

                                      [/S/ R. GENE KLAWETTER
                                      ----------------------
                                      R. Gene Klawetter, President


                                      [/S/ R. GEORGE SULLIVAN
                                      -----------------------
                                      George Sullivan, Secretary



State of Colorado                           )
                                            ) ss
City and County of Denver [/s/ Douglas])    )

         On this [/s/ 25] day of June, 1999, before me, [/s/ Pamela Miller], the undersigned officer, personally appeared R. Gene Klawetter and George Sullivan, known personally to me to be the President and Secretary, respectively, of the above named corporation, and that they, as such officers being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signed the name of the corporation by themselves as such officers.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal.



                                  [/S/ PAMELA MILLER
                                  Notary Public

                                  My commission expires:  [/s/ 10-5-99]
                                                          -------------

















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


                                    EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                    AVE, INC.

         The Certificate of Incorporation of AVE, Inc. is hereby restated, integrated and amended to read as follows:

                                  ARTICLE ONE:

         The name of the Corporation is:  AVE, INC.

                                  ARTICLE TWO:

         The period of its duration is:  PERPETUAL

                                 ARTICLE THREE:

         The purpose of the corporation is the transaction of any or all lawful business for which corporations may be incorporated under the Nevada Business Corporation Act.

                                  ARTICLE FOUR:

         The total number of shares of authorized capital stock of this corporation shall be 30,000,000 shares of common stock, with a par value of $.001 per share.

                                  ARTICLE FIVE:

         The address of the registered office of the corporation is:

                               3653 HEMLOCK COURT
                                 RENO, NV 80509

         and the name of its registered agent at such address is:

                                 HENRI R. HORNBY

         This Amended and Restated Articles of Incorporation and the amendments and restatement effected hereby have been duly adopted in accordance with the provisions of Section 78.390 and have been duly adopted by the shareholders of the Corporation in accordance with the provisions of Section 78.207, of the Nevada General Corporation Law.

WITNESS WHEREOF, The AVE, Inc. has caused this instrument to be signed in its name by its President and attested to by its Secretary this _______ day of June, 1999.

Date:  June _____, 1999




ATTEST:                                      AVE, INC:



By                                           By
   --------------------------------             --------------------------------
     George Sullivan, Secretary                 R. Gene Klawetter, President





















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